News Release	Contact:
For Immediate Release	Anna Austin, EVP, Corporate Communications (636) 534-2271 Email: investor.relations@tlcvision.com

TLCVision Agrees to Sell Its Ownership Stake in OccuLogix, Inc. to Private Equity
Group

ST. LOUIS, MO, — May 30, 2007 – TLC Vision Corporation (NASDAQ:TLCV;  TSX:TLC), today announced that it has entered into an agreement to sell all of its shares of common stock of OccuLogix, Inc. (NASDAQ: OCCX; TSX:OC) to JEGC OCC Corp. (“JEGC”).

JEGC is owned by Greybrook Corporation, a private equity firm controlled by Elias Vamvakas, Chairman and Chief Executive Officer of OccuLogix, and by Jefferson EquiCorp Ltd., a private equity firm controlled by David Folk, Managing General Partner of Jefferson Partners.

JEGC has agreed to purchase 1,904,762 shares of OccuLogix common stock at a price of US$1.05 per share on or before June 22, 2007, subject to customary closing conditions.  JEGC will also acquire TLCVision’s remaining 18,770,302 shares of OccuLogix common stock, within the next 90 days, at a price based upon average trading price of OccuLogix common stock at the time of purchase, subject to certain minimum prices and regulatory limitations and further subject to JEGC obtaining satisfactory financing and other customary closing conditions.

“Our investment in OccuLogix has provided a great benefit to TLCVision shareholders, delivering a 10-fold return over the past 5 years,” said Jim Wachtman, President and Chief Executive Officer.  “Our intention, as we have previously stated, has been to monetize our remaining OccuLogix holdings when the appropriate opportunity presented itself, thus allowing TLCVision to focus all of our resources on our growth strategy, especially our new refractive centers model which continues to gain momentum.  We wish the management and staff of OccuLogix continued success as they work to build a leading company focused on ophthalmic devices for the diagnosis and treatment of age-related eye diseases.”

About Greybrook Corporation

Founded in 1999, Greybrook (www.greybrook.com) is a private equity firm that provides capital to private and public companies, helping them to grow to the next level and maximize their value potential.

About Jefferson Partners

Jefferson Partners (www.jefferson.com) is a technology oriented venture capital firm focused on financing and building innovative world class companies.

About OccuLogix, Inc.

OccuLogix (www.occulogix.com) is a healthcare company focused on ophthalmic devices for the diagnosis and treatment of age-related eye diseases. OccuLogix is currently focused in the areas of: Dry AMD through its RHEO™ System (www.rheo.com); Glaucoma through its SOLX® 790 Laser and SOLX® Gold Shunt (www.solx.com); and Dry Eye Syndrome through the company’s subsidiary, OcuSense, Inc. (www.ocusense.com).

About TLCVision

TLCVision is North America’s premier eye care services company, providing eye doctors with the tools and technologies needed to deliver high-quality patient care. Through its centers management and technology access service models, and its managed care contracting strength, TLCVision maintains leading positions in Refractive and Cataract markets. More information about TLCVision can be found on the corporate website www.tlcv.com. Go to www.tlcvision.com for information on refractive surgery.

Forward Looking Statements

This press release contains certain forward-looking statements within the meaning of Section 27A of the U.S. Securities Act of 1933 and Section 21E of the U.S. Securities Exchange Act of 1934, which statements can be identified by the use of forward looking terminology, such as “may”, “will”, “expect”, ”intend”, “anticipate”, “estimate”, “predict”, “plans” or “continue” or the negative thereof or other variations thereon or comparable terminology referring to future events or results. The Company’s actual results could differ materially from those anticipated in these forward-looking statements as a result of numerous factors, including the timing of expenditures, effects of competition, changes to pricing, acquisitions and expansion opportunities, any of which could cause actual results to vary materially from current results or TLCVision’s anticipated future results. See the Company’s reports filed with the Canadian Securities Regulators and the U.S. Securities and Exchange Commission from time to time for cautionary statements identifying important factors with respect to such forward looking statements, including certain risks and uncertainties, that could cause actual results to differ materially from results referred to in forward looking statements. TLCVision assumes no obligation to update the information contained in this press release.